Exhibit 99.1

First National Corporation Reports Second Quarter Financial Results

STRASBURG, Va., July 31, 2024 --- First National Corporation (the “Company” or “First National”) (NASDAQ: FXNC), reported unaudited consolidated net income of $2.4 million and basic and diluted earnings per common share of $0.39 for the second quarter of 2024 and adjusted net income(1) of $3.0 million and adjusted basic and diluted earnings per common share(1) of $0.48.

(Dollars in thousands, except earnings per share)	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Jun 30, 2023
Net income	$2,442	$3,209	$3,505
Basic and diluted earnings per share	$0.39	$0.51	$0.56
Return on average assets	0.68%	0.90%	1.02%
Return on average equity	8.31%	11.07%	12.56%

Non-GAAP Measures:
Adjusted net income (1)	$3,008	$3,209	$3,505
Adjusted diluted earnings per share (1)	$0.48	$0.51	$0.56
Adjusted return on average assets (1)	0.84%	0.90%	1.02%
Adjusted return on equity (1)	10.23%	11.07%	12.56%
Net interest margin (1)	3.40%	3.24%	3.36%
Efficiency ratio (1)	70.65%	65.65%	68.37%

“The Company finished an eventful first half of the year with solid second quarter financial performance in a very challenging banking environment,” said Scott C. Harvard, President and CEO. Harvard continued, “We continue to make progress on the recently announced acquisition of Touchstone Bankshares, Inc., receiving regulatory approval from the Federal Reserve, preparing for the August 29 special meetings of shareholders, and remaining on schedule for a fourth quarter closing.  Excluding $571 thousand in merger related expenses, the Company reported adjusted net income of $3.0 million for the quarter, experienced a $13.7 million increase in noninterest-bearing deposits, and benefited from a 16-basis point increase in the net interest margin.”

SECOND QUARTER HIGHLIGHTS

Key highlights of the three months ended June 30, 2024, are as follows. Comparisons are to the three-month period ended March 31, 2024, unless otherwise stated:

●	Net interest margin(1) improved 16 basis points to 3.40%
●	Loans increased $17.0 million, or 7% annualized
●	Deposits increased $6.7 million, or 2% annualized
●	Noninterest-bearing deposits were stable at 31% of total deposits
●	Merger expenses totaled $571 thousand
●	Tangible book value per share (1) increased to $18.59

MERGER WITH TOUCHSTONE BANKSHARES, INC.

On March 26, 2024, the Company and Touchstone Bankshares, Inc. (Touchstone) announced they had entered into a definitive merger agreement for First National to acquire Touchstone in an all-stock transaction. Each outstanding share of Touchstone will be converted into 0.8122 shares of First National’s common stock.  The merger is anticipated to close in the fourth quarter of 2024, pending the satisfaction of customary closing conditions, including approval by the Bureau of Financial Institutions division of the State Corporation Commission of the Commonwealth of Virginia, and from the shareholders of Touchstone and the shareholders of First National at their respective special meetings of shareholders that are scheduled on August 29, 2024. With the acquisition of Touchstone, the Company would expand its presence in the Richmond area with the addition of seven branches in the market and is expected to become the ninth largest Virginia community bank as ranked by deposits. During the second quarter of 2024, the Company incurred pre-tax merger costs of approximately $571 thousand related to the planned merger with Touchstone.

NET INTEREST INCOME

Net interest income increased $644 thousand, or 6%, to $11.5 million for the second quarter of 2024 compared to the first quarter of 2024. Total interest income increased by $721 thousand, or 4%, and was partially offset by a $77 thousand, or 1%, increase in total interest expense.

The $721 thousand increase in total interest income was attributable to a $520 thousand increase in interest and fees on loans and a $291 thousand increase in interest income on deposits in other banks, which were partially offset by a $90 thousand decrease in interest income on securities. The increase in interest and fees on loans was attributable to a 15-basis point increase in the yield on the loan portfolio and an $11.3 million increase in the average balance of loans. The increase in interest income on deposits in other banks was attributable to a $15.6 million increase in average balances. The decrease in interest income on securities was primarily attributable to an $18.0 million decrease in the average balance of total securities.

The $77 thousand increase in total interest expense was primarily attributable to a $49 thousand increase in interest expense on deposits. The increase in interest expense on deposits resulted from a 3-basis point increase in the cost of interest-bearing deposits. The total cost of funds was 1.69% for the second quarter of 2024, which was a 1 basis point increase compared to the first quarter of 2024.

NONINTEREST INCOME

Noninterest income totaled $2.7 million for the second quarter of 2024, which was a $1.4 million decrease from the first quarter of 2024 and was primarily attributable to a decrease in other operating income. Other operating income decreased $1.3 million from a recovery on a charged-off loan that was recognized in the first quarter of 2024. The recovery was from a loan that was acquired through a business combination in a prior year. Income from service charges on deposits and income from fees for other customer services also decreased, but were partially offset by an increase in ATM and check card fees.

NONINTEREST EXPENSE

Noninterest expense totaled $10.7 million for the second quarter of 2024, which was an increase of $772 thousand or 8% over the first quarter of 2024. The increase was primarily attributable to a $672 thousand increase in legal and professional fees, which included $562 thousand of merger related costs. Merger expenses totaled $571 thousand for the second quarter of 2024.

ASSET QUALITY

Overview

Loans that were past due greater than 30 days and still accruing interest as a percentage of total loans were 0.24% on June 30, 2024, 0.23% on March 31, 2024, and 0.10% on June 30, 2023. Nonperforming assets (“NPAs”) as a percentage of total assets increased to 0.59% on June 30, 2024, compared to 0.55% on March 31, 2024, and 0.05% on June 30, 2023. Annualized net charge-offs as a percentage of total loans were 0.20% for the second quarter of 2024 and 0.15% for the first quarter of 2024, while annualized net recoveries were 0.04% of total loans for the second quarter of 2023. The allowance for credit losses on loans totaled $12.6 million, or 1.27% of total loans on June 30, 2024, $12.6 million, or 1.30% of total loans on March 31, 2024, and $8.9 million, or 0.95% of total loans on June 30, 2023.

Past Due Loans

Loans past due greater than 30 days and still accruing interest totaled $2.4 million on June 30, 2024, $2.5 million on March 31, 2024, and $970 thousand on June 30, 2023. There were no loans greater than 90 days past due and still accruing on June 30, 2024, compared to $175 thousand on March 31, 2024, and $226 thousand on June 30, 2023.

Nonperforming Assets

NPAs increased to $8.5 million on June 30, 2024 from $8.0 million on March 31, 2024, and $722 thousand on June 30, 2023, and represented 0.59%, 0.55%, and 0.05% of total assets, respectively. The increases were primarily attributable to an increase in nonaccrual commercial and industrial loans.

Net Charge-offs

Net charge-offs totaled $482 thousand for the second quarter of 2024 and $362 thousand for the first quarter of 2024. Net recoveries totaled $96 thousand for the second quarter of 2023.

Provision for Credit Losses

The provision for credit losses totaled $400 thousand for the second quarter of 2024, $1.0 million for the first quarter of 2024, and $100 thousand in the second quarter of 2023. The second quarter 2024 provision was comprised of a $432 thousand provision for credit losses on loans, a $6 thousand recovery of credit losses on held-to-maturity securities, and a $26 thousand recovery of credit losses on unfunded commitments.

Allowance for Credit Losses on Loans

The allowance for credit losses on loans totaled $12.6 million on June 30, 2024, $12.6 million on March 31, 2024, and $8.9 million on June 30, 2023. During the second quarter of 2024, the specific reserve component of the allowance increased by $182 thousand, while the general reserve component of the allowance decreased by $131 thousand.

The following table provides the changes in the allowance for credit losses on loans for the three-month periods ended (dollars in thousands):

	Jun 30, 2024	Mar 31, 2024	Jun 30, 2023
Allowance for credit losses on loans, beginning of period	$12,603	$11,974	$8,717
Net (charge-offs) recoveries	(482)	(362)	96
Provision for credit losses on loans	432	991	45
Allowance for credit losses on loans, end of period	$12,553	$12,603	$8,858

 The allowance for credit losses on loans as a percentage of total loans totaled 1.27% on June 30, 2024, 1.30% on March 31, 2024, and 0.95% on June 30, 2023.

 Allowance for Credit Losses on Unfunded Commitments

The allowance for credit losses on unfunded commitments totaled $387 thousand on June 30, 2024 and $413 thousand on March 31, 2024. There was a $26 thousand recovery of credit losses on unfunded commitments in the second quarter of 2024.  There was no provision for credit losses on unfunded commitments in the first quarter of 2024 and the provision for credit losses on unfunded commitments totaled $197 thousand for the second quarter of 2023.

Allowance for Credit Losses on Securities

The allowance for credit losses on securities held-to-maturity (“HTM”) totaled $110 thousand on June 30, 2024, compared to $116 thousand on March 31, 2024, and $144 thousand on June 30, 2023. The recovery of credit losses on securities totaled $6 thousand for the second quarter of 2024 compared to a provision of credit losses on securities of $9 thousand and $11 thousand for the first quarter of 2024 and the second quarter of 2023, respectively.

LIQUIDITY

Liquidity sources available to the Bank, including interest-bearing deposits in banks, unpledged securities available for sale, at fair value, unpledged securities held-to-maturity, at par, that were eligible to be pledged to the Federal Reserve Bank through its Bank Term Funding Program, and available lines of credit totaled $533.3 million on June 30, 2024, $554.8 million on March 31, 2024, and $561.7 million on June 30, 2023.

The Bank maintains liquidity to fund loan growth and to meet potential demand from deposit customers. The estimated amount of uninsured customer deposits totaled $419.4 million on June 30, 2024, $391.9 million on March 31, 2024, and $343.0 million on June 30, 2023. Excluding municipal deposits, the estimated amount of uninsured customer deposits totaled $324.5 million on June 30, 2024, $308.6 million on March 31, 2024, and $257.7 million on June 30, 2023.

BALANCE SHEET

Assets totaled $1.5 billion on June 30, 2024, which was a $10.3 million, or 3% (annualized), increase from March 31, 2024, and an $83.3 million, or 6%, increase from June 30, 2023. The increase in total assets from the first quarter of 2024 was primarily due to a $17.1 million increase in loans, net of the allowance for credit losses on loans, which was partially offset by a $5.3 million decrease in interest-bearing deposits in banks. Total assets increased from June 30, 2023 primarily from a $64.5 million increase in interest-bearing deposits in banks and a $56.1 million increase in loans, net of the allowance for credit losses on loans, which were partially offset by a $28.2 million decrease in securities held to maturity and an $11.9 decrease in securities available for sale (“AFS”).

At June 30, 2024, loans totaled $990.0 million, an increase of $17.0 million or 7% (annualized) from $973.0 million, at March 31, 2024. Quarterly average loans totaled $982.0 million, an increase of $11.3 million or 5% (annualized) from the first quarter of 2024. At June 30, 2024, loans increased $59.8 million, or 6%, from one year ago, and quarterly average loans increased $59.0 million, or 6%, when comparing the second quarter of 2024 to the same period in 2023.

At June 30, 2024, total investments were $268.3 million, a decrease of $5.2 million from March 31, 2024, and a decrease of $40.1 million from June 30, 2023. AFS securities totaled $144.8 million at June 30, 2024, $147.7 million at March 31, 2024, and $156.7 million at June 30, 2023. At June 30, 2024, total net unrealized losses on the AFS securities portfolio were $22.0 million, a decrease of $266 thousand from total net unrealized losses on AFS securities of $22.2 million at March 31, 2024. HTM securities are carried at cost and totaled $123.5 million at June 30, 2024, $125.8 million at March 31, 2024, and $151.7 million at June 30, 2023, and had net unrealized losses of $11.4 million at June 30, 2024, a decrease of $501 thousand from net unrealized losses on HTM securities of $11.9 at March 31, 2024.

At June 30, 2024, total deposits were $1.3 billion, an increase of $6.7 million or approximately 2% (annualized) from March 31, 2024. Quarterly average deposits increased from the first quarter of 2024 by $14.0 million or 5% (annualized). Total deposits increased $23.4 million or 2% from June 30, 2023, and quarterly average deposits for the second quarter of 2024 increased $17.0 million or 5% from the second quarter of 2023. Total deposits increased from the prior quarter due to a $13.7 million increase in noninterest-bearing deposits and $5.2 million increase in time deposits, which were partially offset by a $12.3 million decrease in interest-bearing demand deposits.

On June 30, 2024 and March 31, 2024, other borrowings totaled $50.0 million and were comprised of funds borrowed from the Federal Reserve Bank through their Bank Term Funding Program. On June 30, 2024, other borrowings had a fixed interest rate of 4.76% and a maturity date of January 15, 2025. The Bank benefited from the borrowing with a reduction in interest rate risk and an increase in net interest income. There were no other borrowings on June 30, 2023.

The following table provides capital ratios at the periods ended:

	Jun 30, 2024	Mar 31, 2024	Jun 30, 2023
Total capital ratio (2)	14.13%	14.45%	14.88%
Tier 1 capital ratio (2)	12.88%	13.20%	13.93%
Common equity Tier 1 capital ratio (2)	12.88%	13.20%	13.93%
Leverage ratio (2)	9.17%	9.19%	9.72%
Common equity to total assets (3)	8.23%	8.14%	8.21%
Tangible common equity to tangible assets (3)	8.03%	7.94%	8.00%

During the second quarter of 2024, the Company declared and paid cash dividends of $0.15 per common share, which was consistent with the first quarter of 2024 and the second quarter of 2023.

NON-GAAP FINANCIAL MEASURES

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include adjusted net income, adjusted basic and diluted earnings per share, adjusted return on average assets, adjusted return on average equity, fully taxable equivalent interest income, the net interest margin, the efficiency ratio, tangible book value per share, and tangible common equity to tangible assets.

The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions. A reconciliation of non-GAAP financial measures is included at the end of this release.

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (NASDAQ: FXNC) is the parent company and bank holding company of First Bank, a community bank that first opened for business in 1907 in Strasburg, Virginia. The Bank offers loan and deposit products and services through its website, www.fbvirginia.com, its mobile banking platform, a network of ATMs located throughout its market area, a loan production office, a customer service center in a retirement community, and 20 bank branch office locations located throughout the Shenandoah Valley, the central regions of Virginia, the Roanoke Valley, and in the city of Richmond. In addition to providing traditional banking services, the Bank operates a wealth management division under the name First Bank Wealth Management. First Bank also owns First Bank Financial Services, Inc., which owns an interest in an entity that provides title insurance services.

FORWARD-LOOKING STATEMENTS

Certain information contained in this communication may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to our plans, objectives, expectations and intentions, are not historical facts, and identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Although First National believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of First National will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on other factors that could affect expectations or could cause results to differ materially from those described in the forward-looking statements, see the risk factors and other cautionary language appearing in First National’s Annual Reports on Form 10-K most recently filed with the U.S. Securities and Exchange Commission (the “SEC”) and Quarterly Reports on Form 10-Q filed with the SEC for the first quarter of 2024, available at the SEC’s Internet site (http://www.sec.gov), and may include additional or updated disclosures of such material risks in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that First National may file with the SEC after the date of this communication.

In addition to factors previously disclosed in the reports filed by First National with SEC, additional risks and uncertainties may include, but are not limited to: (1) the risk that the cost savings and any revenue synergies from the proposed Merger may not be realized or take longer than anticipated to be realized, (2) disruption from the proposed Merger of customer, supplier, employee or other business partner relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the failure to obtain the necessary approval by the shareholders of Touchstone and First National, (5) the possibility that the costs, fees, expenses and charges related to the proposed Merger may be greater than anticipated, (6) the ability of First National to obtain required governmental approvals of the proposed Merger, (7) reputational risk and the reaction of each of the parties’ customers, suppliers, employees or other business partners to the proposed Merger, (8) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the proposed Merger, (9) the risks relating to the integration of Touchstone’s operations into the operations of First National, including the risk that such integration will be materially delayed or will be more costly or difficult than expected, (10) the risk of potential litigation or regulatory action related to the proposed Merger, (11) the risk of expansion into new geographic or product markets, (12) the dilution caused by First National’s issuance of additional shares of its common stock in the proposed Merger, and (13) general competitive, economic, political and market conditions.

All subsequent written and oral forward-looking statements concerning First National, Touchstone or any person acting on their behalf is expressly qualified in their entirety by the cautionary statements above. Neither First National nor Touchstone undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

ADDITIONAL INFORMATION ABOUT THE ACQUISITION AND WHERE TO FIND IT

In connection with the proposed Merger, on July 9, 2024, First National filed a registration statement on Form S-4 with the SEC, which includes a joint proxy statement of First National and Touchstone and a prospectus of First National, as well as other relevant documents regarding the proposed transaction.

SHAREHOLDERS OF FIRST NATIONAL AND TOUCHSTONE ARE ADVISED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING FIRST NATIONAL, TOUCHSTONE AND THE PROPOSED MERGER TRANSACTION.

Shareholders may obtain free copies of these documents, once they are filed, and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Shareholders will also be able to obtain these documents, once they are filed, free of charge, by requesting them in writing from Scott C. Harvard, First National Corporation, 112 West King Street, Strasburg, Virginia 22657, or by telephone at (540) 465-9121, or from James Black, Touchstone Bankshares, Inc., 4300 Crossings Boulevard, PO Box 2230, Prince George, VA 23875, or by telephone at (804) 324-7384.

PARTICIPANTS IN THE TRANSACTION

First National, Touchstone and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First National and Touchstone in connection with the proposed transaction. Information about the directors and executive officers of First National is available in First National’s proxy statement dated March 29, 2024, for its 2024 Annual Meeting of Shareholders, and other documents filed by First National with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of each document as described in the preceding paragraph.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or proxy in favor of the transaction, the merger agreement, or the transactions contemplated thereby, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

CONTACTS

Scott C. Harvard	M. Shane Bell
President and CEO	Executive Vice President and CFO
(540) 465-9121	(540) 465-9121
sharvard@fbvirginia.com	sbell@fbvirginia.com

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands, except share and per share data)

(unaudited)
	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Income Statement
Interest income
Interest and fees on loans	$14,004	$13,484	$11,886	$27,488	$23,398
Interest on deposits in banks	1,579	1,288	759	2,867	1,103
Taxable interest on securities	1,134	1,224	1,306	2,358	2,645
Tax-exempt interest on securities	306	305	307	611	613
Dividends	32	33	28	65	55
Total interest income	$17,055	$16,334	$14,286	$33,389	$27,814
Interest expense
Interest on deposits	$4,820	$4,771	$3,402	$9,591	$5,618
Interest on subordinated debt	69	69	69	138	138
Interest on junior subordinated debt	66	68	67	134	134
Interest on other borrowings	606	576	3	1,182	3
Total interest expense	$5,561	$5,484	$3,541	$11,045	$5,893
Net interest income	$11,494	$10,850	$10,745	$22,344	$21,921
Provision for credit losses	400	1,000	100	1,400	100
Net interest income after provision for credit losses	$11,094	$9,850	$10,645	$20,944	$21,821
Noninterest income
Service charges on deposit accounts	$612	$654	$683	$1,266	$1,329
ATM and check card fees	809	770	848	1,579	1,648
Wealth management fees	879	883	749	1,762	1,525
Fees for other customer services	178	195	220	373	416
Brokered mortgage fees	32	38	35	70	35
Income from bank owned life insurance	149	151	135	300	284
Other operating income	27	1,356	214	1,383	425
Total noninterest income	$2,686	$4,047	$2,884	$6,733	$5,662
Noninterest expense
Salaries and employee benefits	$5,839	$5,871	$5,189	$11,710	$10,535
Occupancy	548	535	524	1,083	1,052
Equipment	691	591	571	1,282	1,158
Marketing	273	195	248	468	516
Supplies	115	116	147	231	295
Legal and professional fees	1,124	452	422	1,576	765
ATM and check card expense	368	361	425	729	825
FDIC assessment	203	177	212	380	318
Bank franchise tax	261	262	262	523	516
Data processing expense	163	246	252	409	454
Amortization expense	5	4	4	9	9
Other real estate owned (income) expense, net	—	—	(219)	—	(216)
Net losses on disposal of premises and equipment	—	49	—	49	—
Other operating expense	1,069	1,028	1,121	2,097	2,131
Total noninterest expense	$10,659	$9,887	$9,158	$20,546	$18,358
Income before income taxes	$3,121	$4,010	$4,371	$7,131	$9,125
Income tax expense	679	801	866	1,480	1,771
Net income	$2,442	$3,209	$3,505	$5,651	$7,354

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands, except share and per share data)

(unaudited)
	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Common Share and Per Common Share Data
Earnings per common share, basic	$0.39	$0.51	$0.56	$0.90	$1.17
Adjusted earnings per common share, basic (1)	0.48	0.51	0.56	$0.99	$1.17
Weighted average shares, basic	6,278,113	6,269,790	6,269,668	6,273,952	6,271,779
Earnings per common share, diluted	$0.39	$0.51	$0.56	$0.90	$1.17
Adjusted earnings per common share, diluted (1)	0.48	0.51	0.56	$0.99	$1.17
Weighted average shares, diluted	6,289,405	6,282,534	6,277,161	6,285,970	6,279,127
Shares outstanding at period end	6,280,406	6,277,373	6,250,613	6,280,406	6,250,613
Tangible book value per share at period end (1)	$18.59	$18.27	$17.55	$18.59	$17.55
Cash dividends	$0.15	$0.15	$0.15	$0.30	$0.30

Key Performance Ratios
Return on average assets	0.68%	0.90%	1.02%	0.79%	1.09%
Adjusted return on average assets (1)	0.84%	0.90%	1.02%	0.86%	1.09%
Return on average equity	8.31%	11.07%	12.56%	9.68%	13.39%
Adjusted return on average equity (1)	10.23%	11.07%	12.56%	10.65%	13.39%
Net interest margin	3.40%	3.24%	3.36%	3.31%	3.48%
Efficiency ratio (1)	70.65%	65.65%	68.37%	68.09%	66.92%

Average Balances
Average assets	$1,448,478	$1,431,612	$1,372,781	$1,438,219	$1,362,526
Average earning assets	1,370,187	1,361,172	1,290,828	1,368,811	1,279,357
Average shareholders’ equity	118,255	116,628	111,917	117,388	110,787

Asset Quality
Loan charge-offs	$521	$413	$110	$934	$1,085
Loan recoveries	39	51	206	90	266
Net charge-offs (recoveries)	482	362	(96)	844	819
Non-accrual loans	8,549	8,015	677	8,549	677
Other real estate owned, net	—	—	45	—	45
Nonperforming assets (5)	8,549	8,015	722	8,549	722
Loans 30 to 89 days past due, accruing	2,399	2,279	970	2,399	970
Loans over 90 days past due, accruing	—	175	226	—	226
Special mention loans	1,380	—	2,754	1,380	2,754
Substandard loans, accruing	279	485	418	279	418

Capital Ratios (2)
Total capital	$147,500	$145,977	$144,278	$147,004	$144,278
Tier 1 capital	134,451	133,341	135,079	134,451	135,079
Common equity tier 1 capital	134,451	133,341	135,079	134,451	135,079
Total capital to risk-weighted assets	14.13%	14.45%	14.88%	14.55%	14.88%
Tier 1 capital to risk-weighted assets	12.88%	13.20%	13.93%	13.31%	13.93%
Common equity tier 1 capital to risk-weighted assets	12.88%	13.20%	13.93%	13.31%	13.93%
Leverage ratio	9.17%	9.19%	9.72%	9.17%	9.72%

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands, except share and per share data)

(unaudited)
	For the Period Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Balance Sheet
Cash and due from banks	$16,729	$14,476	$17,194	$17,168	$17,697
Interest-bearing deposits in banks	118,906	124,232	69,967	32,931	54,379
Securities available for sale, at fair value	144,816	147,675	152,857	148,175	156,745
Securities held to maturity, at amortized cost (net of allowance for credit losses)	123,497	125,825	148,244	149,948	151,677
Restricted securities, at cost	2,112	2,112	2,078	2,077	1,803
Loans, net of allowance for credit losses	977,423	960,371	957,456	943,603	921,336
Other real estate owned, net	—	—	—	—	45
Premises and equipment, net	22,205	21,993	22,142	21,363	21,556
Accrued interest receivable	4,916	4,978	4,655	4,502	4,248
Bank owned life insurance	24,802	24,652	24,902	24,734	24,559
Goodwill	3,030	3,030	3,030	3,030	3,030
Core deposit intangibles, net	108	113	117	122	127
Other assets	18,984	17,738	16,653	18,567	17,022
Total assets	$1,457,528	$1,447,195	$1,419,295	$1,366,220	$1,374,224

Noninterest-bearing demand deposits	$397,770	$384,092	$379,208	$403,774	$396,137
Savings and interest-bearing demand deposits	665,208	677,458	662,169	646,980	670,005
Time deposits	202,818	197,587	192,349	184,419	176,226
Total deposits	$1,265,796	$1,259,137	$1,233,726	$1,235,173	$1,242,368
Other borrowings	50,000	50,000	50,000	—	—
Subordinated debt, net	4,998	4,998	4,997	4,997	4,996
Junior subordinated debt	9,279	9,279	9,279	9,279	9,279
Accrued interest payable and other liabilities	7,564	5,965	5,022	4,792	4,721
Total liabilities	$1,337,637	$1,329,379	$1,303,024	$1,254,241	$1,261,364

Preferred stock	$—	$—	$—	$—	$—
Common stock	7,851	7,847	7,829	7,826	7,813
Surplus	33,116	33,021	32,950	32,840	32,601
Retained earnings	97,966	96,465	94,198	95,988	93,805
Accumulated other comprehensive (loss), net	(19,042)	(19,517)	(18,706)	(24,675)	(21,359)
Total shareholders’ equity	$119,891	$117,816	$116,271	$111,979	$112,860
Total liabilities and shareholders’ equity	$1,457,528	$1,447,195	$1,419,295	$1,366,220	$1,374,224

Loan Data
Mortgage real estate loans:
Construction and land development	$60,919	$53,364	$52,680	$50,405	$49,282
Secured by farmland	8,911	9,079	9,154	7,113	3,563
Secured by 1-4 family residential	346,976	347,014	344,369	340,773	337,601
Other real estate loans	440,857	436,006	438,118	426,065	418,409
Loans to farmers (except those secured by real estate)	349	332	455	667	714
Commercial and industrial loans (except those secured by real estate)	115,951	113,230	112,619	116,463	112,088
Consumer installment loans	5,068	4,808	4,753	4,596	4,505
Deposit overdrafts	365	251	222	368	251
All other loans	10,580	8,890	7,060	6,049	3,781
Total loans	$989,976	$972,974	$969,430	$952,499	$930,194
Allowance for credit losses	(12,553)	(12,603)	(11,974)	(8,896)	(8,858)
Loans, net	$977,423	$960,371	$957,456	$943,603	$921,336

FIRST NATIONAL CORPORATION

Non-GAAP Reconciliations

(in thousands, except share and per share data)

(unaudited)
	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Adjusted Net Income
Net income (GAAP)	$2,442	$3,209	$3,505	$5,651	$7,354
Add: Merger-related expenses	571	—	—	571	—
Subtract: Tax effect of adjustment (4)	(5)	—	—	(5)	—
Adjusted net income (1)	$3,008	$3,209	$3,505	$6,217	$7,354

Adjusted Earnings Per Share, Basic
Weighted average shares, basic	6,278,113	6,269,790	6,269,668	6,273,952	6,271,779
Basic earnings per share (GAAP)	$0.39	$0.51	$0.56	$0.90	$1.17
Adjusted earnings per share, basic (1)	$0.48	$0.51	$0.56	$0.99	$1.17

Adjusted Earnings Per Share, Diluted
Weighted average shares, diluted	6,289,405	6,282,534	6,277,161	6,285,970	6,279,127
Diluted earnings per share (GAAP)	$0.39	$0.51	$0.56	$0.99	$1.17
Adjusted diluted earnings per share (1)	$0.48	$0.51	$0.56	$0.99	$1.17

Adjusted Performance Ratios
Average assets	$1,448,478	$1,431,612	$1,372,781	$1,438,219	$1,362,526
Return on average assets (GAAP)	0.68%	0.90%	1.02%	0.79%	1.09%
Adjusted return on average assets (1)	0.84%	0.90%	1.02%	0.86%	1.09%

Average shareholders’ equity	$118,255	$116,628	$111,917	$117,388	$110,787
Return on average equity (GAAP)	8.31%	11.07%	12.56%	9.68%	13.39%
Adjusted return on average equity (1)	10.23%	11.07%	12.56%	10.65%	13.39%

Net Interest Margin
Tax-equivalent net interest income	$11,587	$10,931	$10,826	$22,518	$22,084
Average earning assets	1,370,187	1,361,172	1,290,828	1,368,811	1,279,357
Net interest margin (1)	3.40%	3.24%	3.36%	3.31%	3.48%

Efficiency Ratio
Total noninterest expense	$10,659	$9,887	$9,158	$20,546	$18,358
Add: other real estate owned income, net	—	—	219	—	216
Subtract: amortization of intangibles	(4)	(4)	(4)	(8)	(9)
Subtract: loss on disposal of premises and equipment, net	—	(49)	—	(49)	—
Subtract: merger expenses	(571)	—	—	(571)	—
Subtotal	$10,084	$9,834	$9,373	$19,918	$18,565
Tax-equivalent net interest income	$11,587	$10,931	$10,826	$22,518	$22,084
Total noninterest income	2,686	4,047	2,884	6,733	5,662
Subtotal	$14,273	$14,978	$13,710	$29,251	$27,746

Efficiency ratio (1)	70.65%	65.65%	68.37%	68.09%	66.91%

FIRST NATIONAL CORPORATION

Non-GAAP Reconciliations

(in thousands, except share and per share data)

(unaudited)
	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$14,004	$13,484	$11,886	$27,488	$23,398
Interest income – investments and other	3,051	2,850	2,400	5,901	4,416
Interest expense – deposits	(4,820)	(4,771)	(3,402)	(9,591)	(5,618)
Interest expense – subordinated debt	(69)	(69)	(69)	(138)	(138)
Interest expense – junior subordinated debt	(66)	(68)	(67)	(134)	(134)
Interest expense – other borrowings	(606)	(576)	(3)	(1,182)	(3)
Net interest income	$11,494	$10,850	$10,745	$22,344	$21,921
Non-GAAP measures:
Add: Tax benefit realized on non-taxable interest income – loans (4)	$12	$—	$—	$12	$—
Add: Tax benefit realized on non-taxable interest income – municipal securities (4)	81	81	81	162	163
Tax benefit realized on non-taxable interest income	$93	$81	$81	$174	$163
Tax-equivalent net interest income (1)	$11,587	$10,931	$10,826	$22,518	$22,084

Tangible Common Equity and Tangible Assets
Total assets	$1,457,528	$1,447,195	$1,374,224	$1,457,528	$1,374,224
Subtract: goodwill	(3,030)	(3,030)	(3,030)	(3,030)	(3,030)
Subtract: core deposit intangibles, net	(108)	(113)	(127)	(108)	(127)
Tangible assets	$1,454,390	$1,444,052	$1,371,067	$1,454,390	$1,371,067

Total shareholders’ equity	$119,891	$117,816	$112,860	$119,891	$112,860
Subtract: goodwill	(3,030)	(3,030)	(3,030)	(3,030)	(3,030)
Subtract: core deposit intangibles, net	(108)	(113)	(127)	(108)	(127)
Tangible common equity	$116,753	$114,673	$109,703	$116,753	$109,703

Tangible common equity to tangible assets ratio (1)	8.03%	7.94%	8.00%	8.03%	8.00%

Tangible Book Value Per Share
Tangible common equity	$116,753	$114,673	$109,703	$116,753	$109,703
Common shares outstanding, ending	6,280,406	6,277,373	6,250,613	6,280,406	6,250,613
Tangible book value per share (1)	$18.59	$18.27	$17.55	$18.59	$17.55

(1) Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - refer to the Non-GAAP reconciliations contained in this release.

(2) Capital ratios are for First Bank.

(3) Capital ratios presented are for First National Corporation.

(4)  The tax rate utilized in calculating the tax benefit is 21%.

(5) Nonperforming assets are comprised of nonaccrual loans and other real estate owned.